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                           BROOKS-PRI AUTOMATION, INC.
                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     This Amendment No. 2 (this "Amendment"), dated as of May 20, 2002, to the Rights Agreement, dated as of July 23, 1997, between Brooks-PRI Automation, Inc., a Delaware corporation formerly known as Brooks Automation, Inc. (the "Company"), and BankBoston, N.A., as Rights Agent, as amended by the Amendment to Rights Agreement dated as of October 23, 2001, between the Company and EquiServe Trust Company, N.A., as successor Rights Agent (the "Rights Agent") (as amended, the "Rights Agreement").

                                    RECITALS

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Rights Agreement to remove certain provisions of the Rights Agreement that (i) empower the Continuing Directors in certain circumstances and (ii) restrict the ability of the Board of Directors of the Company to redeem or exchange the Rights in circumstances where the Continuing Directors cease to constitute a majority of the Board of Directors; and

     WHEREAS, capitalized terms used but not defined in this Amendment shall have the meanings given them in the Rights Agreement.

     NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1 of the Rights Agreement is hereby amended to remove the definition of "Continuing Director" in its entirety.

     2. The first parenthetical of the first sentence of Section 3(a) of the Rights Agreement is hereby amended such that the term "Continuing Directors" shall be changed to "Board of Directors".

     3. Subsection (c) of Section 23 of the Rights Agreement is hereby removed in its entirety.

     4. The second sentence of Section 24(a) of the Rights Agreement is hereby amended and restated such that it reads in its entirety as follows:

          Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a majority of the Common Shares then outstanding.

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     5.  The first sentence of Section 27 of the Rights Agreement is hereby amended to remove the clause "Subject to the approval of the Continuing Directors,".

     6. Section 21 is hereby amended to add after the first sentence thereof the following new second sentence:

          In the event that the Transfer Agency and Services Agreement terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination, and any required notice will be sent by the Company.

     7. All references to the Company in the Rights Agreement as "Brooks Automation, Inc." are hereby amended and restated to read "Brooks-PRI Automation, Inc.".

     8. Except as specifically amended by this Amendment No. 2, the Rights Agreement shall remain in full force and effect.

                             [SIGNATURES NEXT PAGE]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.


                                     BROOKS-PRI AUTOMATION, INC.


                                     By: /s/ Ellen B. Richstone
                                        ----------------------------------------
                                        Name:   Ellen B. Richstone
                                        Title:  Senior Vice President, Finance
                                                and Administration and Chief
                                                Financial Officer

                                     EQUISERVE TRUST COMPANY, N.A.


                                     By: /S/ Tyler Haynes
                                        ----------------------------------------
                                        Name:   Tyler Haynes
                                        Title:  Mangaging Director
                                                Client Administration